UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROCK OF AGES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Rock of Ages FOR IMMEDIATE RELEASE	Company Contact: Laura A. Plude Chief Financial Officer (802) 476-2208 www.RockofAges.com
Rock of Ages Receives “FOR” Recommendation from Institutional
Shareholder Services related to its Proposed Merger with Swenson Granite Company, LLC
     BARRE, VERMONT, January 4, 2011. Rock of Ages Corporation (NASDAQ:ROAC) today announced that Institutional Shareholder Services (“ISS”), an independent proxy advisory firm, has recommended that Rock of Ages stockholders vote “For” the proposal to approve the merger agreement by and among Rock of Ages, Swenson Granite Company LLC (“Swenson Granite”) and Granite Acquisition, LLC, a limited liability company wholly owned by Swenson Granite, at Rock of Ages’ special meeting of shareholders scheduled for January 18, 2011. Under the terms of the merger agreement, shareholders of Rock of Ages’ Class A and Class B common stock (other than those shareholders contributing their shares to Swenson Granite prior to the merger or properly asserting dissenters’ rights under the Vermont Business Corporation Act) will have their common stock converted into the right to receive $5.25 per share in cash without interest.
     In recommending that its clients vote to approve the merger agreement, ISS stated in a report dated December 28, 2010*: “Based on a review of the terms of the transaction and the factors described . . . in particular, the fact that a special committee of independent directors was formed to negotiate and evaluate the merger and other strategic options, that the consideration represents a significant premium to the share price one day and 60 days prior to the announcement, and the fact that negotiations resulted in consideration higher than the acquirer’s original offer, shareholder support for the merger agreement is warranted.” ISS also recommended that Rock of Ages stockholders vote “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are insufficient votes of Class A common stock at the time of the special meeting to meet the “majority of the minority” vote requirement under the merger agreement.
     “We are pleased that ISS supports the view of the special committee and the board of directors that stockholders should vote in favor of approving the merger agreement,” said director James L. Fox, chairman of the special committee. “We ask shareholders to vote their shares by proxy in favor of the proposed merger agreement well in advance of the January 18, 2011 special meeting date, in order to ensure that all shares are properly counted.”
     Rock of Ages stockholders are encouraged to read the company’s definitive proxy materials in their entirety as they provide, among other things, a detailed description of the process that led to the proposed merger and the reasons behind the special committee’s and the board of directors’ unanimous recommendations that stockholders vote “FOR” the approval of the merger agreement.
     Investors who require assistance should contact Rock of Ages’ proxy solicitor, The Proxy Advisory Group, LLC, by phone (toll-free) at (888) 557-7699 or (888) 55PROXY, or in writing at The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, NY 10017.

*	Permission to quote from ISS was neither sought nor obtained.

About Rock of Ages
     Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier and manufacturer of finished granite memorials and granite blocks for memorial use in North America.
Forward-Looking Statements
     Any statements in this press release which are not historical facts, including with respect to future events relating to the merger agreement and the proposed merger, constitute forward-looking statements. These statements are based on current expectations about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. A statement containing an expectation or prediction as to the consummation of the merger is just an example of a forward-looking statement. Some factors that could realistically cause events to differ materially from those predicted in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Swenson Granite; the outcome of any legal proceedings that have been, or may be, instituted against Rock of Ages related to the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger; and the failure of Swenson Granite to obtain the necessary financing arrangements relating to the merger. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in Rock of Ages’ Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and Rock of Ages does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as may be required under the federal securities laws.
About the Proposed Transaction
     In connection with the proposed merger, Rock of Ages filed a definitive proxy statement with the Securities and Exchange Commission on December 16, 2010. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Rock of Ages from the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Rock of Ages’ by directing a request to Rock of Ages Corporation, Chief Financial Officer, 560 Graniteville Road, Graniteville, Vermont 05654, telephone: (802) 476-3115.
     Rock of Ages and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the interests of Rock of Ages’ participants in the solicitation is included in the definitive proxy statement. Additional information regarding Rock of Ages’ directors and executive officers is also included in Rock of Ages’ proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on July 19, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger. These documents are available free of charge from the SEC’s Web site at www.sec.gov. or by directing a request to Rock of Ages Corporation, Chief Financial Officer, 560 Graniteville Road, Graniteville, Vermont 05654, telephone: (802) 476-3115.